Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2007 Results

ONEONTA, Alabama (Feb. 14, 2008) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its fourth quarter and year ended December 31, 2007. Key quarterly highlights for Otelco include:

•	Total revenues of $17.9 million.
•	Operating income of $5.0 million.
•	Adjusted EBITDA (as defined below) of $8.7 million.

“We are pleased with our fourth quarter results as both our operating and financial performance experienced growth,” stated Mike Weaver, President and Chief Executive Officer of Otelco. “On the operating front, the quarter resulted in continued growth in our access lines, digital high-speed Internet and long distance customers. Our total access line equivalents increased 1.2% for the fourth quarter and 6.2% this year to 67,931 total access line equivalents, an increase of nearly 4,000 lines for the year. Our digital high-speed Internet offering continues to be successful as we increased our subscribers by 3.1% over third quarter of this year and 19.4% for the full year. Our Maine CLEC business produced a 4.6% increase in CLEC access lines in this quarter when compared to third quarter.

“Adjusted EBITDA was $8.7 million for the quarter and $34.6 million for the year, a growth of 10.7% for the year,” added Weaver. “Our balance sheet has been strengthened by the sale of an additional 3,000,000 Income Deposit Securities in July, further demonstrating our commitment to the total return for our shareholders.”

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For this quarter, the Board is meeting on February 21, 2008. The scheduled interest and any dividend declared will be paid on March 31, 2008 to holders of record as of the close of business on March 14, 2008. The interest payment will cover the period from December 30, 2007 through March 29, 2008.

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

Fourth Quarter 2007 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	4Q 2006	4Q 2007	Amount	Percent

Revenues	$17,381	$17,864	$483	2.8%
Operating income	$5,084	$4,989	$(95)	(1.9)%
Interest expense	$(5,324)	$(4,745)	$(579)	(10.9)%
Net income available to stockholders	$(772)	$1,070	$1,842	238.5%
Basic net income per share	$(0.08)	$0.08	$0.16	200.0%
Diluted net income per share	$(0.01)	$0.04	$0.05	500.0%

Adjusted EBITDA(a)	$8,661	$8,708	$47	0.5%
Capital expenditures	$1,955	$2,186	$231	11.8%

			Change
	2006	2007	Amount	Percent

Revenues	$57,589	$69,749	$12,160	21.1%
Operating income	$19,803	$19,266	$(537)	(2.8)%
Interest expense	$(20,082)	$(21,378)	$1,296	6.4%
Net income available to stockholders	$1,161	$179	$(982)	(84.6)%
Basic net income per share	$0.12	$0.02	$(0.10)	(83.3)%
Diluted net income per share	$0.18	$(0.10)	$(0.28)	(155.6)%

Adjusted EBITDA(a)	$31,288	$34,636	$3,348	10.7%
Capital expenditures	$5,618	$6,572	$954	17.0%

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007
Adjusted EBITDA
Net Income	$(772)	$1,070	$1,161	$179
Add: Depreciation	2,836	2,818	9,527	11,752
Interest Expense, net of premium	4,796	4,155	17,698	17,881
Interest Expense - Caplet Cost	212	217	756	891
Interest Expense - Amortize Loan Cost	316	373	1,628	2,606
Gain/Loss from Investments	-	-	(63)	-
Other non-operating income	-	-	(2,687)	-
Income Tax Expense (Benefit)	(20)	(277)	1,211	(374)
Accretion Expense	97	-	430	-
Change in Fair Value of Derivatives	616	(316)	278	(970)
Loan Fees	19	19	95	76
Amortization - Intangibles	561	649	1,254	2,595
Adjusted EBITDA	$8,661	$8,708	$31,288	$34,636

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

		Third	Year
		Quarter	End	% Change
Key Operating Statistics	2006	2007	2007	Quarter
Access line equivalents (1)
Residential access lines	29,832	29,156	28,788	(1.3)%
Business access lines	22,171	24,122	24,872	3.1%
Total access lines	52,003	53,278	53,660	0.7%
High-speed lines	11,951	13,845	14,271	3.1%
Total access line equivalents	63,954	67,123	67,931	1.2%

Cable television customers	4,188	4,170	4,161	0.0%
Dial-up internet customers	19,587	16,263	15,249	(6.2)%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines, including wholesale digital subscriber lines.

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2007:

Revenue

Total revenues grew 2.8% in the three months ended December 31, 2007 to $17.9 million from $17.4 million in the three months ended December 31, 2006. The growth in revenue reflected growth in CLEC customers in Maine and increased digital high-speed Internet penetration throughout the areas we serve. Local services revenue grew 4.8% in the fourth quarter to $6.7 million from $6.4 million in the quarter ended December 31, 2006. Network access revenue declined 2.3% in the fourth quarter to $6.5 million from $6.6 million in the quarter ended December 31, 2006. Cable television revenue in the three months ended December 31, 2007 was flat at $0.5 million when compared to the three months ended December 31, 2006. Internet revenue for the fourth quarter 2007 increased 5.3% to $3.0 million from $2.8 million in the quarter ended December 31, 2006. Transport services revenue grew 20.9% to $1.2 million in the three months ended December 31, 2007 from $1.0 million in the same period in 2006.

Operating Expenses

Operating expenses in the three months ended December 31, 2007 increased 4.7% to $12.9 million from $12.3 million in the three months ended December 31, 2006. Cost of services increased 5.8% to $6.6 million from $6.2 million in the quarter ended December 31, 2006. The cost associated with increased CLEC revenue in Maine, increased Internet bandwidth in Alabama and increased long distance customers in Missouri was partially offset by network and Internet help desk efficiencies. Selling, general and administrative expenses increased 5.6% to $2.8 million in the quarter ended December 31, 2007 from $2.7 million in the quarter ended December 31, 2006. Increased operating taxes and public company expenses were the cause of the increase. Depreciation and amortization for fourth quarter increased 2.1% to $3.5 million from $3.4 million.

Interest Expense

Interest expense decreased 10.9% to $4.8 million in the quarter ended December 31, 2007 from $5.3 million a year ago, reflecting the reduction in total debt associated with the sale of 3,000,000 Income Deposit Securities units in July 2007 and a lower margin on senior debt, partially offset by the increased non-cash caplet cost associated with our interest rate cap.

Adjusted EBITDA

Adjusted EBITDA for the three months ended December 31, 2007 was $8.7 million, slightly up over the same period in 2006. For the year ended December 31, 2007, Adjusted EBITDA was $34.6 million, an increase of 10.7% from $31.3 million the year ended December 31, 2006. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

Balance Sheet

As of December 31, 2007, the Company had cash and cash equivalents of $12.8 million and total long-term debt of $170.0 million. The third quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million to our bond holders occurred on October 1, 2007. The fourth quarter distribution of the same amounts was made on December 31, 2007.

Capital Expenditures

Capital expenditures were $2.2 million for the quarter and $6.6 million year-to-date 2007. The Company added high definition and digital video recording capability to its Alabama cable system; DSL capacity; twelve miles to its fiber backbone in Maine; competitive customer specific equipment; and other upgrades to its network and switching facilities.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 15, 2008, at 11:00 a.m. ET. To participate in the call, dial (913) 312-0939 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.otelcoinc.com or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.otelcoinc.com or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 2314672.

ABOUT OTELCO

Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With almost 68,000 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access line. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telephone services through several subsidiaries. For more information, visit the Company’s web site at www.otelcoinc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2006	December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$14,401,849	$12,810,497
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $207,539 and
$257,862 respectively	3,105,636	2,753,451
Unbilled receivables	2,324,213	2,616,867
Other	1,680,144	1,760,207
Materials and supplies	1,962,938	1,991,724
Prepaid expenses	1,062,947	1,149,180
Income tax receivable	-	469,546
Deferred income taxes	766,225	1,486,439
Total current assets	25,303,952	25,037,911

Property and equipment, net	60,493,789	54,610,355
Goodwill	134,182,309	134,570,435
Intangible assets, net	11,340,806	9,514,772
Investments	1,240,250	1,207,183
Deferred financing costs	6,652,393	5,878,943
Interest rate cap	4,542,160	1,510,951
Deferred charges	96,628	155,573
Total assets	$243,852,287	$232,486,123

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,658,911	$2,058,989
Dividends payable	1,705,524	-
Accrued expenses	5,875,863	3,716,880
Advanced billings and payments	2,119,701	2,077,713
Customer deposits	197,496	185,147
Total current liabilities	11,557,495	8,038,729

Deferred income taxes	24,712,213	25,223,656
Advance billings and payments	-	797,498
Other liabilities	187,037	183,756
Long-term notes payable	201,075,498	170,019,705
Derivative liability	2,107,877	814,005
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033
Total Liabilities	$243,725,153	$209,162,382

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 9,676,733
and 12,676,733 shares at December 31, 2006 and
2007 respectively	96,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	284,041	28,215,056
Retained deficit	(1,137,166)	(4,084,797)
Accumulated other comprehensive income	878,045	(938,732)
Total stockholders’ equity	127,134	23,323,741

Total liabilities and stockholders’ equity	$243,852,287	$232,486,123

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

OTELCO INC.
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Revenues
Local services	$6,414,036	$$6,720,584	$21,523,406	$26,101,800
Network access	6,632,111	6,479,950	23,481,490	25,670,619
Cable television	559,225	541,087	2,191,210	2,184,072
Internet	2,822,078	2,970,429	8,515,899	11,517,514
Transport services	953,762	1,152,489	1,877,387	4,275,429
Total revenues	17,381,212	17,864,539	57,589,392	69,749,434

Operating expenses
Cost of services and products	6,226,772	6,587,164	18,727,806	25,718,634
Selling, general and administrative
expenses	2,673,308	2,820,918	8,277,449	10,418,760
Depreciation and amortization	3,397,044	3,467,108	10,781,333	14,346,620
Total operating expenses	12,297,124	12,875,190	37,786,588	50,484,014

Income from operations	5,084,088	4,989,349	19,802,804	19,265,420

Other income (expense)
Interest expense	(5,324,442)	(4,744,927)	(20,082,037)	(21,378,434)
Change in fair value of derivative	(615,478)	315,809	(277,782)	970,281
Other income	160,846	232,348	3,358,860	947,737
Total other expense	(5,779,074)	(4,196,770)	(17,000,959)	(19,460,416)

Income (loss) before income taxes and
accretion expense	(694,986)	792,579	2,801,845	(194,996)

Income tax (expense) benefit	19,966	277,296	(1,211,269)	374,375

Income (loss) before accretion expense	(675,020)	1,069,875	1,590,576	179,379

Accretion of Class B common
convertible to senior subordinated notes	(97,385)	-	(429,579)	-
Net income (loss) available to common
stockholders	$(772,405)	$1,069,875	$1,160,997	$179,379

Weighted average shares outstanding:
Basic	9,676,733	12,676,733	9,676,733	11,156,185
Diluted	10,221,404	13,221,404	10,221,404	11,700,856

Net income (loss) per share:
Basic	$(0.08)	$0.08	$0.12	$0.02
Diluted	$(0.01)	$0.04	$0.18	$(0.10)

Dividends declared per share	$0.18	$0.18	$0.71	$0.71

Otelco Reports Fourth Quarter Results

Feb. 14, 2008

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$1,160,997	$179,379
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	9,527,319	11,751,673
Amortization	1,254,014	2,594,943
Interest rate caplet	755,594	890,840
Amortization of debt premium	-	(33,552)
Amortization of loan costs	1,627,960	2,606,422
Accretion expense	429,579	-
Change in fair value of derivative	277,782	(970,281)
Provision for deferred income taxes	983,786	(208,771)
Provision for uncollectible revenue	193,561	225,615
Gain on disposition of other assets	(2,686,745)	-
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(327,129)	(422,708)
Material and supplies	3,385	(183,373)
Income tax receivable	1,037,395	(469,546)
Prepaid expenses and other assets	(365,795)	(86,233)
Accounts payable and accrued liabilities	2,757,784	(3,549,358)
Advance billings and payments	(110,253)	755,510
Other liabilities	(22,029)	(15,630)
Net cash from operating activities	16,497,205	13,064,930

Cash flows from investing activities:
Acquisition and construction of property and equipment	(5,618,295)	(6,572,336)
Proceeds from retirement of investment	3,224,913	7,557
Payment for the purchase Mid-Maine Communications, Inc., net of
cash acquired	(16,000,040)	-
Deferred charges/acquisition	(44,296)	(110,923)
Net cash from investing activities	(18,437,718)	(6,675,702)

Cash flows from financing activities:
Cash dividends paid	(5,116,572)	(7,879,596)
Direct cost of subsequent public offering	-	(2,314,980)
Repayment of long-term notes payable	(24,347,299)	(55,353,032)
Loan origination costs and transaction costs	237,000	(1,832,972)
Proceeds from long-term debt	40,000,000	-
Proceeds from issuance of Income Deposit Securities (IDS)	-	59,400,000

Net cash from financing activities	10,773,129	(7,980,580)

Net increase (decrease) in cash and cash equivalents	8,832,616	(1,591,352)
Cash and cash equivalents, beginning of period	5,569,233	14,401,849

Cash and cash equivalents, end of period	$14,401,849	$12,810,497

Supplemental disclosures of cash flow information:
Interest paid	$14,284,165	$20,636,959

Income taxes paid (received)	$(698,336)	$(133,218)

Dividends declared but not paid	$1,705,524	$-